Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311 Fax: (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

TrustCo Announces 15% Increase in Third Quarter 2017 Net Income

Executive Snapshot:

•	Continued solid financial results:
o	Key metrics for third quarter of 2017 results:
▪	Net income of $12.6 million in the third quarter of 2017, up 15.2% compared to $10.9 million in the third quarter of 2016
▪	Return on average assets (ROA) of 1.02% compared to 0.90% in the third quarter of 2016
▪	Return on average equity (ROE) of 11.06% compared to 10.05% in the third quarter of 2016
▪	Efficiency ratio of 52.79% compared to 54.11% in the third quarter of 2016 (Non-GAAP measure; see P. 15 for definition)

•	Asset quality remains solid:
o	Nonperforming assets (NPAs) fell by $3.3 million compared to September 30, 2016
o	NPAs to total assets improved to 0.56%, compared to 0.64% at September 30, 2016
o	Quarterly net chargeoffs were equal to 0.07% of average loans on an annualized basis, compared to 0.10% for the third quarter of 2016

•	Continued expansion of customer base:
o	Focus on capitalizing on opportunities presented by expanded branch network
o	Average deposits per branch grew $180 thousand to $28.9 million from September 30, 2016 to September 30, 2017
o	Average core (non-maturity) deposits were $89.8million higher in the third quarter of 2017 compared to the third quarter of 2016, an increase of 3.0%.

•	Loan portfolio reaches all-time high:
o	Average loans were up $171 million for the third quarter of 2017 compared to third quarter of 2016
o	At $3.58 billion as of September 30, 2017, loans reached an all-time high

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FOR IMMEDIATE RELEASE:

TrustCo Announces 15% Increase in Third Quarter 2017 Net Income

Glenville, New York – October 23, 2017

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced third quarter of 2017 net income of $12.6 million compared to $10.9 million for the third quarter of 2016, an increase of 15.2%.

Summary

Robert J. McCormick, President and Chief Executive Officer noted, “We are pleased to be able to report a 15% increase in net income in the third quarter of 2017 as compared to the third quarter of 2016. Solid revenue growth and expense control combined to produce a solid quarter, building on an encouraging first half of 2017. Our focus on traditional lending criteria and conservative balance sheet management has enabled us to produce consistent earnings, maintain strong liquidity and capital and allowed us to continue to grow our business and take advantage of changes in market and competitive conditions. In terms of our core business, we continue to add customer relationships, which ultimately drive future growth. We will continue to take advantage of opportunities as they are presented during the balance of 2017 and beyond.”

TrustCo saw continued solid loan growth in the third quarter of 2017 compared to the prior year, led by an increase in residential mortgages. Loan portfolio expansion was funded by a combination of utilizing a portion of our strong cash balances and by cash flow from investments. The continued shift toward loans helped offset the margin impact from continued comparatively low yields on cash and investments. The Federal Reserve decision to begin to raise the target Federal Funds rate has contributed to our results during 2017 as our cash position immediately repriced upward, and is likely to continue to do so in 2018 to the extent there are additional rate increases. While total average deposits were roughly flat in the third quarter of 2017 versus the prior year, core deposits were up $89.8 million over that time frame, contributing to a decline in our cost of funds. The gain in core deposits was led by demand deposits and low cost interest bearing checking deposits. TrustCo’s strong liquidity position continues to allow it to take advantage of opportunities as they arise.

Asset quality measures improved versus September 30, 2016, with nonperforming assets (NPAs) declining $3.3 million.

Details

Average loans were up $171.0 million or 5.1% in the third quarter of 2017 over the same period in 2016. Average residential loans, our primary lending focus, were up $216.4 million or 7.7% in the third quarter of 2017, over the same period in 2016. Overall loan growth was constrained by an $11.2 million decline in average commercial loans, which have become less attractive on a risk adjusted basis, and a $33.9 million decline in average outstandings on home equity lines of credit, as well as a small decline in installment loans. Average deposits were down $8.3 million or 0.2% for the third quarter of 2017 over the same period a year earlier. The decrease in deposits was the result of a $98.0 million decline in average time deposits as the company focused on less costly non-maturity deposits. Excluding time deposits, core deposit accounts, which consist of checking, savings and money market deposits, were up $89.8 million from the third quarter of 2016 to the third quarter of 2017. Within core, money market balances were up $835 thousand, checking balances were up $93.2 million (including interest bearing and non-interest bearing balances) and savings were down $4.2 million. Core deposits typically represent longer term customer relationships and are generally lower cost than time deposits. The cost of interest bearing deposits declined from 0.37% in the third quarter of 2016 to 0.34% in the third quarter of 2017. The cost of core deposits, including demand, declined from 0.14% to 0.13% over this same time frame. Mr. McCormick noted that, “The year-over-year growth of our loans and core deposit base reflect the long term strategic focus of the Company.”

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For the third quarter of 2017, return on average assets and return on average equity were 1.02% and 11.06%, respectively, compared to 0.90% and 10.05% for the third quarter of 2016. Diluted earnings per share were $0.131 for the third quarter of 2017, compared to $0.114 for the third quarter of 2016. As previously discussed, some operating costs remain at elevated levels in response to regulatory requirements, however overall expense control remains a key area of focus. Total operating expenses increased by $477 thousand in the third quarter of 2017 as compared to the third quarter of 2016, with increases in compensation and several other categories partly offset by declines in ORE costs and several other categories. The modest increase in expenses was more than offset by a $2.6 million increase in revenue (net interest income plus non-interest income), which coupled with a slightly lower effective tax rate resulted in the bottom line improvement noted.

“While some banks have backed away from branches, a customer-friendly branch franchise continues to be the key to our long term plans. We continue to make good progress expanding loans and deposits throughout our entire branch network. We expect that trend to continue as the newer branches continue to mature.”

“At September 30, 2017, our average deposits per branch were $28.9 million, compared to $28.7 million a year earlier. We have always designed our branches to be smaller and more cost effective than those built by many of our competitors. We use open floor plans that help maximize the value of our branches. We remain mindful that fully achieving our goals for newer branches will take time and continued work. We believe success in growing customer relationships provides basic building blocks that will help drive profit growth for the coming years.”

Asset quality and loan loss reserve measures were generally consistent with June 30, 2017 metrics and generally improved versus September 30, 2016. Nonperforming loans (NPLs) were $24.6 million at September 30, 2017, compared to $26.0 million at September 30, 2016. NPLs were equal to 0.69% of total loans at September 30, 2017, compared to 0.77% at September 30, 2016. The coverage ratio, or allowance for loan losses to NPLs, was 179.3% at September 30, 2017, compared to 169.0% at September 30, 2016. Nonperforming assets (NPAs) were $27.5 million at September 30, 2017 compared to $30.8 million at September 30, 2016. The ratio of loan loss allowance to total loans was 1.23% as of September 30, 2017, compared to 1.30% at September 30, 2016 and reflects both the improvement in asset quality and economic conditions in our lending areas. The allowance for loan losses was $44.1 million at September 30, 2017 compared to $44.0 million at September 30, 2016. The provision for loan losses was $550 thousand for the third quarter of 2017, compared to $750 thousand in the third quarter of 2016. Net chargeoffs for the third quarter of 2017 decreased versus the third quarter of 2016, falling to $630 thousand from $864 thousand in the year earlier period. The annualized net chargeoff ratio was 0.07% for the third quarter of 2017, compared to 0.10% in the third quarter of 2016.

The net interest margin for the third quarter of 2017 was 3.26%, up 17 basis points versus the third quarter of 2016, as increases in short term interest rates led to significantly higher earnings on cash, while slightly better returns were also achieved in the investment portfolio. Loan yields did decline, but that was more than offset by higher volumes in terms of income. During the same period, the cost of interest bearing liabilities declined, reflecting TrustCo’s strong funding base.

For the first nine months of 2017, net income was $35.8 million, up 12.5% as compared to $31.8 million in the first nine months of 2016, or $0.372 and $0.333, respectively, per diluted share.

At September 30, 2017 the equity to asset ratio was 9.34%, compared to 9.05% at September 30, 2016. Book value per share at September 30, 2017 was $4.73 compared to $4.55 a year earlier.

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TrustCo Bank Corp NY is a $4.9 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 144 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at September 30, 2017.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss third quarter 2017 results will be held at 9:00 a.m. Eastern Time on October 24, 2017. Those wishing to participate in the call may dial toll-free 1-888-339-0764. International callers must dial 1-412-902-4195. Please ask to be joined into the TrustCo Bank Corp NY / TRST call. A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10113238. The call will also be audio webcast at: http://services.choruscall.com/links/trst171024.html, and will be available for one year.

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2017, the impact of Federal Reserve actions regarding interest rates and the growth of loans and deposits throughout our branch network, our ability to capitalize on economic changes in the areas in which we operate and the extent to which higher expenses to fulfill operating and regulatory requirements recur or diminish over time. Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement: our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to comply with the supervisory agreement entered into with Trustco Bank’s regulator and potential regulatory actions if we fail to comply; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules and the supervisory agreement to distribute capital to TrustCo, which could affect our ability to pay dividends; results of supervisory monitoring or examinations of Trustco Bank and TrustCo by our respective regulators; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; adverse conditions on the securities markets that lead to impairment in the value of securities in our investment portfolio; changes in law and policy accompanying the new presidential administration and uncertainty or speculation pending the enactment of such changes; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; changes in consumer spending, borrowing and saving habits; technological changes and electronic, cyber, and physical security breaches; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended
	09/30/17		06/30/17	09/30/16
Summary of operations
Net interest income (TE)	$39,190		38,553	36,681
Provision for loan losses	550		550	750
Net gain on securities transactions	-		-	-
Noninterest income, excluding net gain on securities transactions	4,854		4,504	4,729
Noninterest expense	23,526		22,913	23,049
Net income	12,596		12,240	10,930

Per common share
Net income per share:
- Basic	$0.131		0.127	0.114
- Diluted	0.131		0.127	0.114
Cash dividends	0.066		0.066	0.066
Book value at period end	4.73		4.66	4.55
Market price at period end	8.90		7.75	7.09

At period end
Full time equivalent employees	815		813	790
Full service banking offices	144		144	145

Performance ratios
Return on average assets	1.02%		1.00	0.90
Return on average equity	11.06		11.05	10.05
Efficiency (1)	52.79		53.33	54.11
Net interest spread (TE)	3.21		3.15	3.03
Net interest margin (TE)	3.26		3.21	3.09
Dividend payout ratio	50.07		51.48	57.40

Capital ratio at period end
Consolidated equity to assets	9.34%		9.09	9.05
Consolidated tangible equity to tangible assets (1)	9.33%		9.08	9.04

Asset quality analysis at period end
Nonperforming loans to total loans	0.69		0.70	0.77
Nonperforming assets to total assets	0.56		0.57	0.64
Allowance for loan losses to total loans	1.23		1.26	1.30
Coverage ratio (3)	1.8	x	1.8	1.6

(1) Non-GAAP measure; please refer to Non-GAAP disclosures on Page 14 .
(2) Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent.

Page | 5

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)
	Nine Months Ended
	09/30/17	09/30/16
Summary of operations
Net interest income (TE)	$115,152	109,188
Provision for loan losses	1,700	2,350
Net gain on securities transactions	-	668
Noninterest income, excluding net gain on securities transactions	14,085	13,832
Noninterest expense	70,458	70,462
Net income	35,783	31,803

Per common share
Net income per share:
- Basic	$0.373	0.333
- Diluted	0.372	0.333
Cash dividends	0.197	0.197
Book value at period end	4.73	4.55
Market price at period end	8.90	7.09

Performance ratios
Return on average assets	0.98%	0.89
Return on average equity	10.77	9.97
Efficiency (1)	53.96	56.01
Net interest spread (TE)	3.14	3.04
Net interest margin (TE)	3.20	3.10
Dividend payout ratio	52.82	59.11

(1) Non-GAAP measure; please refer to Non-GAAP disclosures on Page 14 .

TE = Taxable equivalent.

Page | 6

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Interest and dividend income:
Interest and fees on loans	$37,513	36,662	36,044	36,251	36,171
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	465	607	595	422	408
State and political subdivisions	6	11	12	12	13
Mortgage-backed securities and collateralized mortgage obligations-residential	1,815	1,944	1,958	1,849	1,829
Corporate bonds	153	154	151	149	97
Small Business Administration-guaranteed participation securities	380	394	415	430	445
Mortgage-backed securities and collateralized mortgage obligations-commercial	22	21	23	23	36
Other securities	4	4	4	4	4
Total interest and dividends on securities available for sale	2,845	3,135	3,158	2,889	2,832

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	276	296	316	331	347
Corporate bonds	102	154	154	153	156
Total interest on held to maturity securities	378	450	470	484	503

Federal Reserve Bank and Federal Home Loan Bank stock	125	134	134	133	131

Interest on federal funds sold and other short-term investments	1,927	1,727	1,246	865	866
Total interest income	42,788	42,108	41,052	40,622	40,503

Interest expense:
Interest on deposits:
Interest-bearing checking	113	134	124	123	120
Savings	435	435	430	436	504
Money market deposit accounts	469	468	466	459	463
Time deposits	2,247	2,181	2,283	2,406	2,468
Interest on short-term borrowings	345	349	349	291	281
Total interest expense	3,609	3,567	3,652	3,715	3,836

Net interest income	39,179	38,541	37,400	36,907	36,667

Provision for loan losses	550	550	600	600	750
Net interest income after provision for loan losses	38,629	37,991	36,800	36,307	35,917

Noninterest income:
Trustco Financial Services income	1,844	1,425	1,858	1,422	1,347
Fees for services to customers	2,767	2,797	2,637	2,795	2,664
Net gain on securities transactions	-	-	-	-	-
Other	243	282	232	295	718
Total noninterest income	4,854	4,504	4,727	4,512	4,729

Noninterest expenses:
Salaries and employee benefits	10,360	9,559	10,210	9,576	8,995
Net occupancy expense	4,027	4,267	4,109	4,185	3,887
Equipment expense	1,669	1,428	1,556	1,370	1,596
Professional services	1,679	1,963	1,928	1,997	1,959
Outsourced services	1,650	1,500	1,500	1,775	1,465
Advertising expense	699	607	713	727	489
FDIC and other insurance	1,018	1,012	1,047	901	1,127
Other real estate (income) expense, net	275	(4)	499	721	895
Other	2,149	2,581	2,457	2,113	2,636
Total noninterest expenses	23,526	22,913	24,019	23,365	23,049

Income before taxes	19,957	19,582	17,508	17,454	17,597
Income taxes	7,361	7,342	6,561	6,656	6,667

Net income	$12,596	12,240	10,947	10,798	10,930
Net income per common share:
- Basic	$0.131	0.127	0.114	0.113	0.114

- Diluted	0.131	0.127	0.114	0.113	0.114

Average basic shares (in thousands)	96,102	96,003	95,879	95,732	95,603
Average diluted shares (in thousands)	96,205	96,073	95,987	95,877	95,722

Note: Taxable equivalent net interest income	$39,190	38,553	37,413	36,921	36,681

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)
	Nine Months Ended
	9/30/2017	9/30/2016

Interest and dividend income:
Interest and fees on loans	$110,219	107,428
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	1,667	1,067
State and political subdivisions	29	40
Mortgage-backed securities and collateralized mortgage obligations-residential	5,717	6,114
Corporate bonds	458	97
Small Business Administration-guaranteed participation securities	1,189	1,371
Mortgage-backed securities and collateralized mortgage obligations-commercial	66	110
Other securities	12	12
Total interest and dividends on securities available for sale	9,138	8,811

Interest on held to maturity securities:
Mortgage-backed securities-residential	888	1,123
Corporate bonds	410	464
Total interest on held to maturity securities	1,298	1,587

Federal Reserve Bank and Federal Home Loan Bank stock	393	369

Interest on federal funds sold and other short-term investments	4,900	2,542
Total interest income	125,948	120,737

Interest expense:
Interest on deposits:
Interest-bearing checking	371	350
Savings	1,300	1,712
Money market deposit accounts	1,403	1,426
Time deposits	6,711	7,301
Interest on short-term borrowings	1,043	800
Total interest expense	10,828	11,589

Net interest income	115,120	109,148

Provision for loan losses	1,700	2,350
Net interest income after provision for loan losses	113,420	106,798

Noninterest income:
Trust department income	5,127	4,464
Fees for services to customers	8,201	8,062
Net gain on securities transactions	-	668
Other	757	1,306
Total noninterest income	14,085	14,500

Noninterest expenses:
Salaries and employee benefits	30,129	26,932
Net occupancy expense	12,403	11,893
Equipment expense	4,653	4,950
Professional services	5,570	6,203
Outsourced services	4,650	4,441
Advertising expense	2,019	1,788
FDIC and other insurance	3,077	5,066
Other real estate expense, net	770	1,837
Other	7,187	7,352
Total noninterest expenses	70,458	70,462

Income before taxes	57,047	50,836
Income taxes	21,264	19,033

Net income	$35,783	31,803

Net income per Common Share:
- Basic	$0.373	0.333

- Diluted	0.372	0.333

Average basic shares (thousands)	95,997	95,486
Average diluted shares (thousands)	96,091	95,572

Note: Taxable equivalent net interest income	$115,152	109,188

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
ASSETS:

Cash and due from banks	$41,598	43,783	41,352	48,719	42,296
Federal funds sold and other short term investments	582,599	663,360	641,839	658,555	622,132
Total cash and cash equivalents	624,197	707,143	683,191	707,274	664,428

Securities available for sale:
U. S. government sponsored enterprises	123,658	128,386	162,341	117,266	116,327
States and political subdivisions	534	536	887	886	970
Mortgage-backed securities and collateralized mortgage obligations-residential	335,530	352,591	357,683	372,308	400,575
Small Business Administration-guaranteed participation securities	69,818	72,858	75,429	78,499	84,687
Mortgage-backed securities and collateralized mortgage obligations-commercial	9,824	9,903	9,923	10,011	10,233
Corporate bonds	40,381	40,498	40,612	40,705	41,025
Other securities	685	685	685	685	685
Total securities available for sale	580,430	605,457	647,560	620,360	654,502

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	29,268	31,211	33,276	35,500	38,044
Corporate bonds	0	9,997	9,994	9,990	9,986
Total held to maturity securities	29,268	41,208	43,270	45,490	48,030

Federal Reserve Bank and Federal Home Loan Bank stock	8,779	9,723	9,579	9,579	9,579

Loans:
Commercial	187,281	183,035	184,451	191,194	189,795
Residential mortgage loans	3,070,970	2,999,306	2,929,928	2,895,733	2,845,876
Home equity line of credit	311,753	316,674	326,280	334,841	343,445
Installment loans	8,278	8,458	8,277	8,818	8,515
Loans, net of deferred net costs	3,578,282	3,507,473	3,448,936	3,430,586	3,387,631
Less:
Allowance for loan losses	44,082	44,162	44,048	43,890	43,950
Net loans	3,534,200	3,463,311	3,404,888	3,386,696	3,343,681

Bank premises and equipment, net	35,028	35,174	35,175	35,466	36,110
Other assets	58,373	58,466	63,080	63,941	56,519

Total assets	$4,870,275	4,920,482	4,886,743	4,868,806	4,812,849

LIABILITIES:
Deposits:
Demand	$397,623	390,120	373,930	377,755	380,090
Interest-bearing checking	862,067	871,004	838,936	815,534	785,118
Savings accounts	1,265,229	1,285,886	1,287,802	1,271,449	1,277,734
Money market deposit accounts	564,557	572,580	583,909	571,962	566,097
Time deposits	1,075,886	1,088,824	1,113,892	1,159,463	1,159,199
Total deposits	4,165,362	4,208,414	4,198,469	4,196,163	4,168,238

Short-term borrowings	216,508	233,621	220,946	209,406	179,204
Accrued expenses and other liabilities	33,477	31,081	28,628	30,551	29,799

Total liabilities	4,415,347	4,473,116	4,448,043	4,436,120	4,377,241

SHAREHOLDERS' EQUITY:
Capital stock	99,562	99,511	99,493	99,214	99,121
Surplus	172,712	172,603	172,628	171,425	171,093
Undivided profits	218,401	212,112	206,173	201,517	197,013
Accumulated other comprehensive (loss) income, net of tax	(3,060)	(3,593)	(5,568)	(6,251)	2,328
Treasury stock at cost	(32,687)	(33,267)	(34,026)	(33,219)	(33,947)

Total shareholders' equity	454,928	447,366	438,700	432,686	435,608

Total liabilities and shareholders' equity	$4,870,275	4,920,482	4,886,743	4,868,806	4,812,849

Outstanding shares (in thousands)	96,108	96,015	95,917	95,780	95,614

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

Nonperforming Assets
09/30/17	06/30/17	03/31/17	12/31/16	09/30/16
New York and other states*
Loans in nonaccrual status:
Commercial	$1,696	1,711	1,858	1,843	2,366
Real estate mortgage - 1 to 4 family	20,926	20,639	22,772	21,198	21,678
Installment	30	25	41	48	70
Total non-accrual loans	22,652	22,375	24,671	23,089	24,114
Other nonperforming real estate mortgages - 1 to 4 family	40	41	41	42	44
Total nonperforming loans	22,692	22,416	24,712	23,131	24,158
Other real estate owned	2,879	3,585	3,191	4,268	4,768
Total nonperforming assets	$25,571	26,001	27,903	27,399	28,926

Florida
Loans in nonaccrual status:
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	1,895	2,112	1,712	1,929	1,844
Installment	-	-	-	-	-
Total non-accrual loans	1,895	2,112	1,712	1,929	1,844
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	1,895	2,112	1,712	1,929	1,844
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$1,895	2,112	1,712	1,929	1,844

Total
Loans in nonaccrual status:
Commercial	$1,696	1,711	1,858	1,843	2,366
Real estate mortgage - 1 to 4 family	22,821	22,751	24,484	23,127	23,522
Installment	30	25	41	48	70
Total non-accrual loans	24,547	24,487	26,383	25,018	25,958
Other nonperforming real estate mortgages - 1 to 4 family	40	41	41	42	44
Total nonperforming loans	24,587	24,528	26,424	25,060	26,002
Other real estate owned	2,879	3,585	3,191	4,268	4,768
Total nonperforming assets	$27,466	28,113	29,615	29,328	30,770

Quarterly Net Chargeoffs (Recoveries)
09/30/17	06/30/17	03/31/17	12/31/16	09/30/16
New York and other states*
Commercial	$(2)	-	64	(56)	353
Real estate mortgage - 1 to 4 family	613	334	261	619	471
Installment	56	37	31	55	37
Total net chargeoffs	$667	371	356	618	861

Florida
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	(41)	52	84	23	-
Installment	4	13	2	19	3
Total net chargeoffs	$(37)	65	86	42	3

Total
Commercial	$(2)	-	64	(56)	353
Real estate mortgage - 1 to 4 family	572	386	345	642	471
Installment	60	50	33	74	40
Total net chargeoffs	$630	436	442	660	864

Asset Quality Ratios
09/30/17	06/30/17	03/31/17	12/31/16	09/30/16

Total nonperforming loans(1)	$24,587	24,528	26,424	25,060	26,002
Total nonperforming assets(1)	27,466	28,113	29,615	29,328	30,770
Total net chargeoffs(2)	630	436	442	660	864

Allowance for loan losses(1)	44,082	44,162	44,048	43,890	43,950

Nonperforming loans to total loans	0.69%	0.70%	0.77%	0.73%	0.77%
Nonperforming assets to total assets	0.56%	0.57%	0.61%	0.60%	0.64%
Allowance for loan losses to total loans	1.23%	1.26%	1.28%	1.28%	1.30%
Coverage ratio(1)	179.3%	180.0%	166.7%	175.1%	169.0%
Annualized net chargeoffs to average loans(2)	0.07%	0.05%	0.05%	0.08%	0.10%
Allowance for loan losses to annualized net chargeoffs(2)	17.5	x	25.3	x	24.9	x	16.6	x	12.7	x

* Includes New York, New Jersey, Vermont and Massachusetts.
(1) At period-end
(2) For the period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands) (Unaudited)	Three months ended September 30, 2017			Three months ended September 30, 2016
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$123,055	465	1.51%	$109,488	408	1.49%
Mortgage backed securities and collateralized mortgage obligations-residential	345,248	1,815	2.10	400,103	1,829	1.83
State and political subdivisions	522	11	8.43	953	20	8.39
Corporate bonds	42,528	153	1.44	27,161	97	1.43
Small Business Administration-guaranteed participation securities	72,204	380	2.11	85,305	445	2.09
Mortgage backed securities and collateralized mortgage obligations-commercial	9,918	22	0.89	10,247	36	1.41
Other	685	4	2.34	685	4	2.34

Total securities available for sale	594,160	2,850	1.92	633,942	2,839	1.79

Federal funds sold and other short-term Investments	621,878	1,927	1.24	683,777	866	0.50

Held to maturity securities:
Corporate bonds	6,738	102	6.06	10,644	156	5.86
Mortgage backed securities and collateralized mortgage obligations-residential	30,161	276	3.66	39,307	347	3.53

Total held to maturity securities	36,899	378	4.10	49,951	503	4.03

Federal Reserve Bank and Federal Home Loan Bank stock	9,117	125	5.48	9,579	131	5.47

Commercial loans	183,867	2,482	5.40	195,115	2,597	5.32
Residential mortgage loans	3,035,745	31,600	4.16	2,819,343	30,175	4.28
Home equity lines of credit	312,812	3,237	4.14	346,744	3,211	3.70
Installment loans	8,096	200	9.88	8,331	195	9.36

Loans, net of unearned income	3,540,520	37,519	4.24	3,369,533	36,178	4.29

Total interest earning assets	4,802,574	42,799	3.56	4,746,782	40,517	3.41

Allowance for loan losses	(44,284)			(44,473)
Cash & non-interest earning assets	127,004			137,462

Total assets	$4,885,294			$4,839,771

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$861,387	113	0.05%	$780,058	120	0.06%
Money market accounts	572,168	469	0.33	571,333	463	0.32
Savings	1,280,318	435	0.14	1,284,533	504	0.16
Time deposits	1,078,085	2,247	0.83	1,176,115	2,468	0.84

Total interest bearing deposits	3,791,958	3,264	0.34	3,812,039	3,555	0.37
Short-term borrowings	223,238	345	0.62	189,910	281	0.59

Total interest bearing liabilities	4,015,196	3,609	0.36	4,001,949	3,836	0.38

Demand deposits	389,286			377,455
Other liabilities	28,809			27,496
Shareholders' equity	452,003			432,871

Total liabilities and shareholders' equity	$4,885,294			$4,839,771

Net interest income, tax equivalent		39,190			36,681

Net interest spread			3.21%			3.03%

Net interest margin (net interest income to total interest earning assets)			3.26%			3.09%

Tax equivalent adjustment		(11)			(14)

Net interest income		39,179			36,667

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL
(dollars in thousands) (Unaudited)	Nine Months ended September 30, 2017			Nine Months ended September 30, 2016
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$139,629	1,667	1.59%	$97,281	1,067	1.46%
Mortgage backed securities and collateralized mortgage obligations-residential	357,347	5,717	2.13	419,185	6,114	1.94
State and political subdivisions	736	41	7.43	1,007	60	7.94
Corporate bonds	42,272	458	1.44	9,120	97	1.42
Small Business Administration-guaranteed participation securities	75,429	1,189	2.10	87,896	1,371	2.08
Mortgage backed securities and collateralized mortgage obligations-commercial	10,003	66	0.88	10,320	110	1.42
Other	685	12	2.34	683	12	2.34

Total securities available for sale	626,101	9,150	1.95	625,492	8,831	1.88

Federal funds sold and other short-term Investments	635,450	4,900	1.03	675,948	2,542	0.50

Held to maturity securities:
Corporate bonds	8,897	410	6.14	10,202	464	6.06
Mortgage backed securities and collateralized mortgage obligations-residential	32,202	888	3.68	42,192	1,123	3.55

Total held to maturity securities	41,099	1,298	4.21	52,394	1,587	4.04

Federal Reserve Bank and Federal Home Loan Bank stock	9,467	393	5.54	9,545	369	5.15

Commercial loans	184,932	7,313	5.27	198,461	7,777	5.22
Residential mortgage loans	2,969,363	92,910	4.17	2,768,579	89,523	4.31
Home equity lines of credit	321,276	9,453	3.92	353,461	9,569	3.61
Installment loans	8,117	563	9.25	8,435	579	9.15

Loans, net of unearned income	3,483,688	110,239	4.22	3,328,936	107,448	4.30

Total interest earning assets	4,795,805	125,980	3.50	4,692,315	120,777	3.43

Allowance for loan losses	(44,317)			(44,832)
Cash & non-interest earning assets	129,384			136,584

Total assets	$4,880,872			$4,784,067

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$840,322	371	0.06%	$758,314	350	0.06%
Money market accounts	576,518	1,403	0.32	585,019	1,426	0.33
Savings	1,280,473	1,300	0.14	1,273,565	1,712	0.18
Time deposits	1,104,731	6,711	0.81	1,162,603	7,301	0.84

Total interest bearing deposits	3,802,044	9,785	0.34	3,779,501	10,789	0.38
Short-term borrowings	226,447	1,043	0.61	182,453	800	0.58

Total interest bearing liabilities	4,028,491	10,828	0.36	3,961,954	11,589	0.39

Demand deposits	380,216			368,852
Other liabilities	27,880			27,179
Shareholders' equity	444,285			426,082

Total liabilities and shareholders' equity	$4,880,872			$4,784,067

Net interest income, tax equivalent		115,152			109,188

Net interest spread			3.14%			3.04%

Net interest margin (net interest income to total interest earning assets)			3.20%			3.10%

Tax equivalent adjustment		(32)			(40)

Net interest income		115,120			109,148

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Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income. We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on the sale of nonperforming loans and securities and other non-routine items from this calculation. We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures. However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)
	09/30/17	06/30/17	09/30/16
Tangible Equity to Tangible Assets
Total Assets	4,870,275	4,920,482	4,812,849
Less: Intangible assets	553	553	553
Tangible assets	4,869,722	4,919,929	4,812,296

Equity	$454,928	447,366	435,608
Less: Intangible assets	553	553	553
Tangible equity	454,375	446,813	435,055
Tangible Equity to Tangible Assets	9.33%	9.08%	9.04%
Equity to Assets	9.34%	9.09%	9.05%

	3 Months Ended			Nine Months Ended
Efficiency Ratio	09/30/17	06/30/17	09/30/16	09/30/17	09/30/16

Net interest income	$39,179	38,541	36,667	115,120	109,148
Taxable equivalent adjustment	11	12	14	32	40
Net interest income (fully taxable equivalent)	39,190	38,553	36,681	115,152	109,188
Non-interest income	4,854	4,504	4,729	14,085	14,500
Less: Net gain on sale of building	-	-	469	-	469
Less: Net gain on sale of nonperforming loans	-	84	-	84	24
Less: Net gain on securities	-	-	-	-	668
Revenue used for efficiency ratio	44,044	42,973	40,941	129,153	122,527

Total noninterest expense	23,526	22,913	23,049	70,458	70,462
Less: Other real estate (income) expense, net	275	(4)	895	770	1,837
Expense used for efficiency ratio	23,251	22,917	22,154	69,688	68,625

Efficiency Ratio	52.79%	53.33%	54.11%	53.96%	56.01%

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